Exhibit 99.1

ARMOUR RESIDENTIAL REIT, INC. ANNOUNCES JAMES R. MOUNTAIN

AS NEW CHIEF FINANCIAL OFFICER

VERO BEACH, Fla. -- August 6, 2012 -- ARMOUR Residential REIT, Inc. (NYSE: ARR) (NYSE Amex: ARR.WS) (“ARMOUR” or the “Company”) continues its commitment to investor transparency and strong controls by announcing that James R. Mountain will become the Company’s  new Chief Financial Officer, effective September 1, 2012.   Mr. Mountain, age 52, joins ARMOUR from Deloitte & Touche LLP (“Deloitte”) after over 30 years of distinguished professional service.  Mr. Mountain will replace Jeffrey J. Zimmer as Chief Financial Officer. Mr. Zimmer and Scott J. Ulm will continue to serve as ARMOUR’s Co-Chief Executive Officers and Co-Vice Chairmen.

Mr. Mountain currently is an industry professional practice director for Deloitte, where he helps oversee the overall professional and quality control aspects of the firm’s practice, serving a wide variety of global financial institutions. He also participates directly as the quality review partner in the audits of several of Deloitte’s largest clients.

Mr. Mountain is an internationally recognized authority on securitization transactions, having been involved in that market since its inception in the mid-1980’s and helping to build Deloitte’s securitization practice.  As an experienced expert in all facets of complex and structured financial transactions, he was also involved in the early development of Deloitte’s global capital markets practice. In these roles, he has advised his partners and clients on both the buy-side and sell-side of the capital markets, as well as their regulators, regarding the financial reporting, control, valuation, risk management, and strategic aspects of cutting-edge financial transactions.

Mr. Mountain previously served as a partner in Deloitte’s national office, where he supervised the review and consultation process relating to securities offerings by banks, thrifts, securities dealers, insurance companies, and investment companies. He has represented the firm and its clients before the staff of the Securities and Exchange Commission and other regulators.

Mr. Mountain writes, speaks, and teaches widely on emerging accounting, financial reporting, and finance issues.

Mr. Mountain earned his Bachelor of Arts degrees in business administration and in economics from the University of Montana, as well as a Master of Business Administration from the University of California, Berkeley. He is a Certified Public Accountant and a member of the American Accounting Association, the American Institute of Certified Public Accountants, and the American Securitization Forum. Outside the office, Jim serves as chair of the audit and finance committee of the University of Montana Foundation.

ARMOUR Residential REIT, Inc.

ARMOUR is a Maryland corporation that invests primarily in hybrid adjustable rate, adjustable rate and fixed rate residential mortgage-backed securities (“RMBS”) issued or guaranteed by U.S. Government-chartered entities. ARMOUR is externally managed and advised by ARMOUR Residential Management LLC (“ARRM”). ARMOUR Residential REIT, Inc. has elected to be taxed as a real estate investment trust (“REIT”) for U.S. Federal income tax purposes, commencing with ARMOUR's taxable year ended December 31, 2009.

Safe Harbor

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,”  “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

Investor Contact:

Jeffrey Zimmer

Co-Chief Executive Officer, Chief Financial Officer, President and Co-Vice Chairman

ARMOUR Residential REIT, Inc.

(772) 617-4340

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